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                                                                      EXHIBIT 23

           [OAKERSON, ARNOLD, WALKER & CO. LETTERHEAD APPEARS HERE]


                        CONSENT OF INDEPENDENT AUDITORS
                         TO INCORPORATION BY REFERENCE
                         -----------------------------


The Board of Directors
L&B Financial, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-2574) on Form S-8 of L&B Financial, Inc., of our report dated August 14, 1996, relating to the consolidated balance sheets of L&B Financial, Inc., and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996, which report appears in the June 30, 1996 annual report on Form 10-K of L&B Financial, Inc.


                                        /s/ Oakerson, Arnold, Walker & Co.
                                        ----------------------------------
                                        Oakerson, Arnold, Walker & Co.

Mt. Pleasant, Texas
September 26, 1996